CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Eventide Global Dividend Opportunities Fund, a series of shares of beneficial interest in Mutual Fund Series Trust, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

September 22, 2017